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                                                                    EXHIBIT 23.1

                            [Letterhead of Andersen]


As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A of our report dated February 19, 2002. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



                                                /s/  ARTHUR ANDERSEN LLP



April 5, 2002
Vienna, Virginia